Exhibit 99

VIACOM REPORTS SHARPLY HIGHER RESULTS

FOR FISCAL 2011 SECOND QUARTER

•	Double-Digit Growth in Media Networks and Filmed Entertainment Revenues Drove a 37% Increase in Adjusted Operating Income

•	Adjusted Net Earnings Rose 69% to $430 Million with Adjusted Diluted EPS From Continuing Operations Up 71% to $0.72

•	Domestic Advertising Revenues Grew 11% Reflecting Strong Upfront and Scatter Markets

Fiscal Year 2011 Results

	Quarter Ended March 31,		B/(W)	Six Months Ended March 31,		B/(W)
(in millions, except per share amounts)	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010

Revenues	$3,267	$2,732	20%	$7,095	$6,751	5%
Operating income	760	554	37	1,800	1,695	6
Adjusted operating income	760	554	37	1,800	1,755	3
Net earnings from continuing operations attributable to Viacom	376	255	47	996	979	2
Adjusted net earnings from continuing operations attributable to Viacom	430	255	69	1,050	948	11
Diluted EPS from continuing operations	0.63	0.42	50	1.65	1.61	2
Adjusted diluted EPS from continuing operations	$0.72	$0.42	71%	$1.74	$1.56	12%

New York, N.Y., April 28, 2011 – Viacom Inc. (NYSE: VIA, VIA.B) today reported substantial increases in revenues and profit for the fiscal 2011 second quarter ended March 31, 2011, driven by strong growth across its Media Networks and Filmed Entertainment segments and improving profit margins. Revenues in the quarter increased 20% to $3.27 billion on double-digit growth in theatrical, advertising, home entertainment and television license revenues. Adjusted operating income grew 37% to $760 million, driven by increased profits in both Media Networks and Filmed Entertainment. Adjusted net earnings from continuing operations attributable to Viacom surged 69% to $430 million with adjusted diluted EPS from continuing operations of $0.72, a 71% improvement over the prior year’s adjusted results of $0.42 per share.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom’s proven creative firepower and disciplined financial management are fueling our profitability and allowing us to deliver increasing value to our shareholders.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “This was an outstanding quarter, reflecting our continued operating momentum. Our ability to translate industry-leading research and creative ingenuity into hit programming makes our branded networks a gateway to some of the most highly valued audiences around the globe. We attracted new advertisers in the quarter and expanded the reach of our content onto new distribution platforms.

“Our networks aired top-rated shows for nearly every demographic. MTV’s Jersey Shore was the number one series across all of television with its target audience, which helped to boost the network’s prime-time ratings nearly 65% for the quarter. Nickelodeon was once again the top-rated network for kids and total viewers with four of the top five preschool series on all television, cable’s top three animated series and the number one show among tweens, global sensation iCarly. Record-breaking performances from Comedy Central original series and specials, such as

Tosh.0 and its two late-night leaders, drove double-digit ratings gains in prime time. BET’s investment in programming continued to yield audience gains, particularly in prime time.

“Paramount Pictures delivered outstanding results this past quarter as it benefited from a strong slate of films in theatres as well as home entertainment releases. The studio is looking forward to releasing several of the most anticipated movies of the summer, including next weekend’s premiere of Marvel’s Thor, which will be followed by DreamWorks Animation’s Kung Fu Panda 2, J.J. Abrams’ Super 8 and the third installment of our global franchise, Transformers: Dark of the Moon.

“The strength of our results has enabled us to accelerate the pace of our stock buyback program as we continue to focus on returning capital to our shareholders.”

Revenues

	Quarter Ended March 31,		B/(W)	Six Months Ended March 31,		B/(W)
(in millions)	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010

Media Networks	$2,082	$1,884	11%	$4,462	$4,138	8%
Filmed Entertainment	1,226	886	38	2,723	2,677	2
Eliminations	(41)	(38)	N/M	(90)	(64)	N/M

Total revenues	$3,267	$2,732	20%	$7,095	$6,751	5%

N/M = Not Meaningful

Quarterly revenues of $3.27 billion increased 20% from $2.73 billion in the prior year. Media Networks delivered $2.08 billion in revenues, an 11% improvement over the prior year period. This increase reflects continuing growth in advertising revenues, which were up 12% worldwide in the quarter. Domestic ad sales grew 11%, marking the fifth consecutive quarter of sequential improvement in Viacom’s domestic ad sales growth rate. Worldwide affiliate revenues grew 9% to $851 million. Worldwide ancillary revenues were up 10% in the quarter to $155 million primarily due to growth in television syndication and consumer products revenues. Filmed Entertainment revenues increased 38% to $1.23 billion due principally to higher theatrical and home entertainment revenues. Viacom’s theatrical revenues, which grew 50% to $401 million in the quarter, reflect a higher year-over-year contribution from carryover titles such as True Grit, Little Fockers and The Fighter, as well as increased revenues from the current quarter’s releases, led by Rango. Home entertainment revenues rose 38% to $410 million due to the strength and increased number of releases in the quarter compared with the 2010 quarter. Television license fees grew 30% to $336 million, due to higher network television and syndication fees. Ancillary revenues improved 25% to $79 million.

Operating Income (Loss)

	Quarter Ended March 31,		B/(W)	Six Months Ended March 31,		B/(W)
(in millions)	2011	2010	2011 vs. 2010	2011	2010	2011 vs. 2010

Media Networks	$806	$715	13%	$1,857	$1,697	9%
Filmed Entertainment	39	(83)	N/M	107	219	(51)
Corporate	(53)	(51)	(4)	(102)	(103)	1
Equity-based compensation	(33)	(26)	(27)	(63)	(57)	(11)
Eliminations	1	(1)	N/M	1	(1)	N/M

Adjusted operating income	$760	$554	37	$1,800	$1,755	3
Asset impairment	-	-	-	-	(60)	N/M

Operating income	$760	$554	37%	$1,800	$1,695	6%

N/M = Not Meaningful

Quarterly adjusted operating income of $760 million was up 37% versus the prior year’s result of $554 million. Viacom’s Media Networks segment delivered a 13% year-over-year improvement in profits driven primarily by higher advertising and affiliate revenues. Filmed Entertainment generated a $122 million increase in profits to $39 million. This growth reflects primarily higher income from home entertainment and television license fee revenues.

Quarterly adjusted net earnings from continuing operations attributable to Viacom were $430 million, an increase of 69%. These results principally reflect the after-tax impact of higher operating income and equity income, which was due primarily to the profitable performance of EPIX. Adjusted diluted earnings per share for the March quarter were $0.72, a 71% increase from the $0.42 earned in the prior year’s comparable quarter.

Stock Repurchase Program

For the quarter ended March 31, 2011, Viacom repurchased 11.4 million shares for an aggregate purchase price of $500 million. As of April 27, 2011, Viacom had $2.94 billion remaining in its $4 billion stock repurchase program.

Debt

At March 31, 2011, total debt outstanding, including capital lease obligations, was $7.16 billion, compared with $6.75 billion at September 30, 2010. The Company’s cash balances increased to $1.56 billion at March 31, 2011, compared with $837 million at September 30, 2010.

About Viacom

Viacom is home to the world’s premier entertainment brands. Through its BET Networks, MTV Networks and Paramount Pictures divisions, Viacom connects with audiences through compelling content across television, motion picture, online and mobile platforms in more than 160 countries and territories. With approximately 170 media networks reaching more than 600 million global subscribers, Viacom’s leading brands include MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, COMEDY CENTRAL, TV Land, Spike TV and Tr3s. Paramount Pictures, America’s oldest film studio and creator of many of the most beloved motion pictures, continues today as a major global producer and distributor of filmed entertainment. Viacom operates a large portfolio of branded digital media experiences, including many of the world’s most popular properties for entertainment, community and casual online gaming.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in the Company’s markets and on consumer behavior; the impact of piracy; competition for audiences and distribution; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures; economic conditions generally, and in advertising and retail markets in particular; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including its Fiscal Year 2010 Transition Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts
Press:	Investors:
Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
carl.folta@viacom.com	james.bombassei@viacom.com

Kelly McAndrew
Senior Vice President, Corporate Communications
(212) 846-7455 kelly.mcandrew@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended March 31,		Six Months Ended March 31,
(in millions, except per share amounts)	2011	2010	2011	2010

Revenues	$3,267	$2,732	$7,095	$6,751
Expenses:
Operating	1,721	1,464	3,738	3,469
Selling, general and administrative	719	639	1,419	1,366
Depreciation and amortization	67	75	138	161
Asset impairment	-	-	-	60

Total expenses	2,507	2,178	5,295	5,056

Operating income	760	554	1,800	1,695
Interest expense, net	(102)	(113)	(206)	(218)
Equity in net earnings (losses) of investee companies	15	(28)	39	(48)
Loss on extinguishment of debt	(87)	-	(87)	-
Other items, net	(7)	(10)	(7)	-

Earnings from continuing operations before provision for income taxes	579	403	1,539	1,429

Provision for income taxes	(197)	(146)	(528)	(481)

Net earnings from continuing operations	382	257	1,011	948
Discontinued operations, net of tax	-	(10)	(10)	(40)

Net earnings (Viacom and noncontrolling interests)	382	247	1,001	908

Net (earnings) losses attributable to noncontrolling interests	(6)	(2)	(15)	31

Net earnings attributable to Viacom	$376	$245	$986	$939

Amounts attributable to Viacom:
Net earnings from continuing operations	$376	$255	$996	$979
Discontinued operations, net of tax	-	(10)	(10)	(40)

Net earnings attributable to Viacom	$376	$245	$986	$939

Basic earnings per share attributable to Viacom:
Continuing operations	$0.63	$0.42	$1.66	$1.61
Discontinued operations	$-	$(0.02)	$(0.01)	$(0.06)
Net earnings	$0.63	$0.40	$1.65	$1.55

Diluted earnings per share attributable to Viacom:
Continuing operations	$0.63	$0.42	$1.65	$1.61
Discontinued operations	$-	$(0.02)	$(0.02)	$(0.07)
Net earnings	$0.63	$0.40	$1.63	$1.54

Weighted average number of common shares outstanding:
Basic	594.4	607.6	599.0	607.5
Diluted	601.1	609.6	604.6	609.5

Dividends declared per share of Class A and Class B common stock	$0.15	$-	$0.30	$-

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except par value)	March 31, 2011	September 30, 2010

ASSETS
Current assets:
Cash and cash equivalents	$1,555	$837
Receivables, net	2,399	2,417
Inventory, net	827	861
Deferred tax assets, net	74	77
Prepaid and other assets	335	281
Assets held for sale	-	76

Total current assets	5,190	4,549
Property and equipment, net	1,055	1,102
Inventory, net	4,082	4,145
Goodwill	11,072	11,035
Intangibles, net	438	467
Deferred tax assets, net	-	156
Other assets	778	568
Assets held for sale	-	74

Total assets	$22,615	$22,096

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$299	$210
Accrued expenses	1,044	1,000
Participants’ share and residuals	1,087	1,059
Program rights obligations	431	390
Deferred revenue	266	256
Current portion of debt	222	31
Other liabilities	488	435
Liabilities held for sale	-	117

Total current liabilities	3,837	3,498
Noncurrent portion of debt	6,935	6,721
Participants’ share and residuals	468	453
Program rights obligations	589	691
Deferred tax liabilities, net	17	-
Other liabilities	1,304	1,343
Redeemable noncontrolling interest	132	131

Commitments and contingencies

Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.6 and 52.0 outstanding, respectively	-	-
Class B Common stock, par value $0.001, 5,000.0 authorized; 536.5 and 556.5 outstanding, respectively	1	1
Additional paid-in capital	8,434	8,346
Treasury stock, 173.3 and 151.5 common shares held in treasury, respectively	(6,625)	(5,725)
Retained earnings	7,579	6,775
Accumulated other comprehensive loss	(36)	(114)

Total Viacom stockholders’ equity	9,353	9,283

Noncontrolling interests	(20)	(24)

Total equity	9,333	9,259

Total liabilities and equity	$22,615	$22,096

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following table reconciles the Company’s results for the quarter ended March 31, 2011, and the six months ended March 31, 2010 and 2011, to adjusted results that exclude the impact of certain items identified as affecting comparability (“Factors Affecting Comparability”), including extinguishment of debt, asset impairment and discrete tax benefits. There were no adjustments to our results for the quarter ended March 31, 2010. The Company uses consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share (“EPS”) from continuing operations, as applicable, among other measures, to evaluate the Company’s actual operating performance and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)

	Quarter Ended March 31, 2011

	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS from Continuing Operations
Reported results	$760	$579	$376	$0.63
Factors Affecting Comparability:
Extinguishment of debt (3)	-	87	54	0.09

Adjusted results	$760	$666	$430	$0.72

	Six Months Ended March 31, 2011
	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS from Continuing Operations
Reported results	$1,800	$1,539	$996	$1.65
Factors Affecting Comparability:
Extinguishment of debt (3)	-	87	54	0.09

Adjusted results	$1,800	$1,626	$1,050	$1.74

	Six Months Ended March 31, 2010
	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS from Continuing Operations
Reported results	$1,695	$1,429	$979	$1.61
Factors Affecting Comparability:
Asset Impairment (4)	60	60	19	0.03
Discrete tax benefits (5)	-	-	(50)	(0.08)

Adjusted results	$1,755	$1,489	$948	$1.56

(1)	Pre-tax earnings from continuing operations represent earnings before provision for income taxes.
(2)	The tax impact has been calculated using the rates applicable to the adjustments presented.
(3)

Adjusted results exclude a pre-tax debt extinguishment loss of $87 million on the repurchase of $582 million of principal of our 6.25% Senior Notes due 2016 pursuant to a cash tender offer completed in March 2011.

(4)	Adjusted results exclude a $60 million non-cash impairment charge in the Media Networks segment related to certain broadcast licenses held by a 32%-owned consolidated entity.
(5)	Adjusted results exclude $50 million of discrete tax benefits principally due to reserve releases resulting from effectively settled audits.